Exhibit 10.17

ALLOCATION AGREEMENT

This ALLOCATION AGREEMENT, dated as of July 31, 2004 (this “Agreement”), is entered into by and between Global Innovation Partners, LLC, a Delaware limited liability company (“GI Partners”), and Global Innovation Contributor, LLC, a Delaware limited liability company (“GIC”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in that certain Limited Liability Company Agreement of GI Partners, dated as of February 28, 2001 (as amended, the “LLC Agreement”), by and among State of California Public Employees’ Retirement System, a unit of the State and Consumer Service Agency of the State of California (“GIC”), Global Innovation Contributor, LLC, a Delaware limited liability company, Global Innovation Manager, LLC, a Delaware limited liability company, and Global Innovation Advisor, LLC, a Delaware limited liability company

RECITALS

WHEREAS, Digital Realty Trust, Inc., a Maryland corporation (“Digital Realty”) is contemplating an initial public offering of its common stock (the “Proposed IPO”);

WHEREAS, at the closing of the Proposed IPO, GI Partners will contribute to Digital Realty, L.P., a Maryland limited partnership and a wholly-owned subsidiary of Digital Realty (the “Operating Partnership”), its interests in certain assets of GI Partners in exchange for partnership units of the Operating Partnership (“Partnership Units”) pursuant to that certain Contribution Agreement, dated as of the date hereof (the “Contribution Agreement”), by and between GI Partners and the Operating Partnership; and

WHEREAS, GI Partners desires to make an in-kind allocation to its Members pursuant to the LLC Agreement, and GIC (as a Member) desires to receive such in-kind allocation, in the form of a portion of the Partnership Units issued to GI Partners pursuant to the Contribution Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Allocation.

a. Subject to the conditions set forth in Section 2 hereof, immediately following the Closing (as defined in the Contribution Agreement), GI Partners shall convey to GIC in kind, and GIC agrees and consents to such in-kind allocation notwithstanding that it is not Freely Tradable Securities and agrees to accept (pursuant to the terms of the LLC Agreement (including Sections 3.9 and 6.3 thereof)), a number of Partnership Units with a value (determined by reference to the equivalent number of shares of Digital Realty’s common stock on a one for one basis) equal to between $3,750,000 and $9,000,000 (subject to adjustment as described in the next sentence), divided by the mid point of the pricing range of Digital Realty’s common stock set forth on the cover page to the preliminary prospectus distributed to investors in connection with the Proposed IPO. Notwithstanding anything in this Agreement to the contrary, GIC acknowledges and agrees that the aggregate value of the Partnership Units to be conveyed pursuant to this Agreement may be adjusted within the range set forth above (such that when such value is divided by the mid point of the pricing range, the actual number Partnership Units to be conveyed will be calculated) in the event that the managing underwriters of the Proposed IPO determine in good faith that it would be advisable to increase or decrease the number of Partnership Units to be conveyed in order to facilitate the Proposed IPO; provided however, that the value of Partnership Units conveyed to GIC in kind pursuant to this Agreement (based on the actual price to the public of Digital Realty’s common stock set forth on the front cover page of the final prospectus conveyed to investors in connection with the Proposed IPO) shall in no case be less than $3,562,500. The number of Partnership Units to be conveyed pursuant to this Agreement shall be rounded up to the nearest whole Partnership Unit.

b. In the event that the underwriters in the Proposed IPO exercise their over-allotment option (representing up to 15% of the aggregate shares of common stock of Digital Realty set forth on the front cover page of the final prospectus distributed to investors in connection with the Proposed IPO) in whole or in part, immediately following the closing of each such over-allotment exercise, GI Partners shall convey to GIC in kind, and GIC consents to such in-kind allocation and agrees to accept (pursuant to the terms of the LLC Agreement (including Sections 3.9 and 6.3 thereof)), a number of Partnership Units equal to 95% of the number of shares of common stock of Digital Realty sold pursuant to such over-allotment option exercise.

2. Conditions Precedent to the Allocation. The agreement of the parties as to the allocation contemplated by Section 1 hereof shall be subject to the following conditions precedent: (a) Digital Realty’s registration statement with respect to the Proposed IPO to be filed with the Securities and Exchange Commission (“SEC”) on Form S-11 after execution of this Agreement shall have been declared effective by the SEC and (b) the Proposed IPO shall have been consummated.

3. Representations and Warranties. As an inducement to enter into this Agreement, the parties hereto separately represent and warrant as follows:

a. Due Authorization; No Violation. Each party hereby represents and warrants to the other party that: (i) the execution, delivery and performance of this Agreement by such party has been duly and validly authorized by all necessary action of such party; (ii) it has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles; (iii) the execution, delivery and performance of this Agreement by such party will not conflict with, result in a violation of, or constitute a default under the organization documents of such party or any other material agreement to which it is a party or bound, or under any law or judgment, order or decree applicable to such party; and (iv) no consent, approval, authorization or order of any governmental agency or body is required by such party for the consummation of the transactions contemplated herein, except such as have been obtained or made.

b. Accredited Investor. GIC represents, warrants and agrees that it is acquiring the Partnership Units for its own account and not with a view towards the distribution of all any part thereof in violation of the Securities Act of 1933, as amended (the “Act”). GIC further represents and warrants that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D promulgated under the Act) and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of ownership of the Partnership Units to be conveyed pursuant to this Agreement.

4. Term. This Agreement shall terminate if the Proposed IPO is not closed by March 31, 2005.

5. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of California (without giving effect to its choice of law principles).

6. Entire Agreement. This Agreement and the Unit Purchase Agreement of even date herewith between GIC and Digital Realty constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede all prior covenants, agreements, promises, arrangements, communications, representations and warranties, whether oral or written, by the parties hereto or by any director, officer, member, employee, agent, affiliate or representative of any party hereto.

7. Counterparts. This Agreement may be executed in one or more counterparts, with original or facsimile signatures, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first written above.

GLOBAL INNOVATION PARTNERS, LLC

BY:	GLOBAL INNOVATION MANAGER, ITS MANAGER

/s/ RICHARD A. MAGNUSON
By:	Richard A. Magnuson
Its:	Chief Executive Officer

GLOBAL INNOVATION CONTRIBUTOR, LLC

/s/ RICHARD A. MAGNUSON
By:	Richard A. Magnuson
Its:	Chief Executive Officer

Acknowledged and Agreed,

DIGITAL REALTY TRUST, L.P.

/s/ MICHAEL F. FOUST
By:	Michael F. Foust
Its:	Chief Executive Officer

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